Exhibit 99.1

CONSOL Energy Announces that Nicholas J. DeIuliis will be Promoted to President and CEO

J. Brett Harvey will Become Executive Chairman

PITTSBURGH (March 21, 2014) – CONSOL Energy Inc. (NYSE: CNX) announced today that J. Brett Harvey, Chairman and Chief Executive Officer, will become Executive Chairman of the company, and Nicholas J. DeIuliis, President, will become President and Chief Executive Officer of the company. Mr. DeIuliis has also been nominated for election to the Board of Directors at CONSOL Energy’s annual shareholders’ meeting. These executive management changes will become effective immediately after CONSOL Energy’s annual meeting of shareholders on May 7, 2014.

Mr. Harvey, age 63, has served as Chief Executive Officer since January 1998. Under his leadership, the company underwent an initial public offering (IPO) in 1999, with an equity market capitalization of approximately $1 billion. By creating and implementing his strategic vision, CONSOL Energy now has a market value worth approximately $9 billion. During this time, CONSOL Energy led an era of improvement in coal mine safety, became the largest longwall mining company in the United States and the largest coal producer east of the Mississippi River. More recently, with the acquisition of Dominion Resources’ Appalachian Basin exploration and production (E&P) business in 2010, and the sale of CONSOL’s five West Virginia coal mines in 2013, Mr. Harvey transformed CONSOL Energy into a growth-driven E&P company, still with a significant coal business that is expected to help fund the growth of its E&P business.

With respect to these changes, Mr. Harvey noted, “I am proud to have led the company through a defining period in CONSOL Energy’s 150-year history, and have concluded that the time has come to execute our long-planned transition to a new generation of leadership. Nick has been a valuable part of my executive leadership team through the years, and has very effectively and successfully managed the day-to-day operations of the company through a transformative period of time for the company. I can assure all of our shareholders that they can have every confidence that Nick will continue to manage our premier assets in a manner that creates shareholder value.”

Mr. DeIuliis, age 45, has served as President of CONSOL Energy since February 2011. He has over 23 years of experience with the company, with both the coal and E&P divisions of the business, and in that time has held positions of Chief Operating Officer and Senior Vice President of Strategic Planning. He was also President and Chief Executive Officer of CNX Gas Corporation, a New York Stock Exchange-listed company, from its creation in 2005 through 2009.

Commenting on his promotion, Mr. DeIuliis said, “Brett’s steady leadership has positioned CONSOL Energy for a great future, and I am privileged to have been selected to lead the company’s growth strategy into that future.

Our shareholders have high expectations, as do I along with our management team. As part of the transformation, CONSOL Energy is well-positioned to execute our E&P growth plans, and our executive management team is focused on bringing forward the full value of our world-class assets to the benefit of our shareholders, our employees and the communities where we operate.”

In addition to Mr. Harvey’s duties as Chairman of the Board, as Executive Chair, he will, among other things, transition his customer, financial and other relationships to Mr. DeIuliis, assist in the shareholder relations effort and provide strategic insight and guidance to the company.

Forward-Looking Statements

Various statements in this release, including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release, if any, speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the factors discussed in the 2013 Form 10-K under “Risk Factors,” as updated by any subsequent Form 10-Qs, which are on file at the Securities and Exchange Commission.

Contacts:

Media:	Kate O’Donovan, at (724) 485-3097
Brian Aiello, at (724) 485-3078

Investor:	Dan Zajdel, at (724) 485-4169
Tyler Lewis, at (724) 485-3157